Exhibit 10.12

CLEARSIGN COMBUSTION CORPORATION

SUBSCRIPTION AND CONTRIBUTION AGREEMENT

This Subscription and Contribution Agreement (this "Agreement") is entered into as of March 4, 2008 between ClearSign Combustion Corporation, a Washington corporation (the "Company"), and Geoff Osler ("Founder").

RECITALS

A.          Founder has conceived or developed certain Business Plans and Intellectual Property (as defined below) relating to the proposed business for which the Company has been formed.

B.           Founder desires to contribute all of his right, title and interest in such Business Plans and Intellectual Property, plus $0.025 per share in cash, to the Company in exchange for 380,000 shares of the Class B Common Stock of Company, $0.0001 par value per share ("Class B Common"), as provided in this Agreement.

C.           The Company desires to accept such consideration and to issue such shares of Class B Common as provided in this Agreement.

D.           Founder agrees that the promises of the Company herein constitute valid consideration to make this Agreement enforceable against Founder.

AGREEMENTS

1.           Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Founder, and the Founder hereby agrees to subscribe for and purchase from the Company, 380,000 shares of the Company's Class B Common (the "Shares") in exchange for the following consideration:

1.1           $0.025 per share in cash which has been delivered from the Founder to the Company upon execution of this Agreement; plus

1.2           all right, title and interest of the Founder in and to (i) the business concept and business plan relating to the Company as described in Exhibit A, (ii) all precursors, portions and work in progress with respect thereto and all ideas, concepts, inventions, works of authorship, technology, source code, information, know how, techniques, tools and materials related thereto, and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask work rights, sui generis database rights, and all other intellectual and industrial property rights of any sort, and all contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing, except for any excluded items as set forth on Exhibit A (collectively, the "Business Plans and Intellectual Property").

2.           Assignment.  Founder hereby assigns and contributes to the Company all of Founder's past, present and future right, title and interest in and to the Business Plans and Intellectual Property.

3.           Further Assurances.

3.1           The Founder hereby agrees to assist the Company in every legal way to evidence, record, and perfect the assignment of the Business Plans and Intellectual Property referred to in Section 1 above and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, such assigned rights.  If the Company is unable for any reason whatsoever to obtain the Founder's signature to any document it is entitled to under this Section 3, the Founder hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of the Founder to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Founder.

3.2           To the extent allowed by law, the Company and the Founder hereby acknowledge and agree that the Business Plans and Intellectual Property assigned to the Company pursuant to Section 2 of this Agreement include all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known or referred to as "moral rights," "artist's rights," "droit moral" or the like.  To the extent the Founder retains any such rights under applicable law, the Founder hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such rights by or authorized by the Company, and the Founder agrees not to assert any such rights with respect thereto.  The Founder will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4.           Confidential Information.  Founder will not use for himself or itself or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Founder (a) is authorized to use or disclose such information for and on behalf of the Company, (b) can document that such information is generally available (through no unauthorized disclosure of Founder) to the public without charge, license or restriction, or (c) is permitted to use or disclose such information or plans pursuant to any other written agreement between Founder and the Company.  Founder recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5.           Founder Representations.  Founder represents and warrants to the Company as follows:

5.1           (i) The Founder along with David Goodson and Rick Rutkowski, has at all times been the sole owner (other than the Company) of all rights, title and interest in the Business Plans and Intellectual Property (the "Contributed Assets"), (ii) Founder has not assigned, transferred, licensed, pledged or otherwise encumbered any Contributed Assets or agreed to do so, (iii) Founder has full power and authority to enter into this Agreement, (iv) Founder has full power and authority to make the assignment and contribution of the Contributed Assets as provided herein, and (v) Founder has at all times used commercially reasonable efforts to preserve the confidentiality of those aspects of the Contributed Assets that Founder considers to constitute trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to forfeit or relinquish protection of such items under the Uniform Trade Secrets Act or comparable law.

5.2           Except as set forth on Exhibit B, the Founder (i) has not filed any patent application or registered any work of authorship with the U.S. Copyright Office or any trademark, service mark or other source identifier with the U.S. Patent and Trademark Office with respect to any Contributed Assets, and (ii) has no actual knowledge of any prior art, fact or circumstance that could reasonably be expected to prevent the Company from securing patent protection for any inventions included in or derived from the Contributed Assets that otherwise could reasonably be expected to be patentable.

5.3           The Shares to be acquired by Founder in exchange for the Contributed Assets under this Agreement will be acquired for investment for Founder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Founder has no present intention of selling, granting any participation in, or otherwise distributing the Shares.  Founder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any other person or entity, with respect to any of the Shares.

5.4           Founder understands that the Shares have not been, and will not be, registered under federal or state securities laws, by reason of a specific exemption from the registration provisions of such laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Founder's representations as expressed herein.  Founder understands that the Shares are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, Founder must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission for sale and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Founder acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Founder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Founder's control, and which the Company is under no obligation and may not be able to satisfy.  Founder is an "accredited investor" under Regulation D promulgated under the Securities Act of 1933.

6.           Restrictive Legends.  Each certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AND CONTRIBUTION AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

7.           General.

7.1           Assignment.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the respective successors, assigns and legal representatives of the parties, but shall not otherwise be for the benefit of any third party.

7.2           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.3           Notices.  Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) 4 days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated on the signature page hereto, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

7.4           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Washington, without regard to principles of Washington law concerning conflicts of laws.

7.5           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.6           Amendment and Waiver; Termination.  This Agreement may be amended or terminated only by a written agreement executed by the Founder and the Company.  No amendment, waiver or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.7           Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute, through good faith negotiations, for such provision(s) valid, legal and enforceable substitute provisions that implement to the greatest extent possible the intent of the parties, as of the date of this Agreement, that was reflected in the provision(s) being substituted for.

7.8           Attorney's Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, including an arbitration, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.9           Facsimile Signatures; Counterparts.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.10         Titles, Captions and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

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In witness whereof, the parties hereto have executed this Subscription and Contribution Agreement as of the date first written above.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Richard Rutkowski
Name:	Richard Rutkowski
Title:	CEO

FOUNDER

/s/ Geoff Osler
By: Geoff Osler

CLEARSIGN COMBUSTION CORPORATION

SUBSCRIPTION AND CONTRIBUTION AGREEMENT

CONSENT OF SPOUSE OR PARTNER

I, _______________, spouse or partner of _______, have read and approve the foregoing Subscription and Contribution Agreement (the "Agreement").  In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my _______ as my attorney-in-fact with respect to the amendment of or the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the the Agreement or any Shares issued pursuant thereto under any community property laws or other meritorious or equitable laws of the state of Washington or similar laws relating to marital, community property or equitable division of property in effect in the state of our residence as of the date of the Agreement.  I have been informed of my right to obtain independent legal counsel concerning this Agreement and the rights and obligations provided for in this Agreement, and by execution of this Agreement, acknowledge having either obtained such independent counsel or having waived the same.

Date:

(Signature)

(Printed Name)

EXHIBIT A

BUSINESS PLAN AND INTELLECTUAL PROPERTY DESCRIPTION

1.           The business concept, business plan, market research, strategy definition and other related business materials developed by Founder, whether independently or jointly with others, for ClearSign Combustion Corporation, including without limitation as described in the attachment to this Exhibit A.

2.           All inventions, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data techniques, know-how, secrets and intellectual property rights (whether or not patentable or registrable under copyright or similar statutes or analogous protection) made, conceived, discovered or reduced to practice by the Founder (either alone or with others) either before the date hereof or in the course of providing services to the Company and relating to the Company's business or business plans.

3.           All ownership, moral, attribution and/or integrity rights, and the right to enforce any rights and file any causes of action, including the right to recover damages, for any past, present or future infringement or misappropriation of any of the foregoing rights assigned to Company.

Excluded Rights, Interests, Works, and/or Properties: